EXHIBIT 10.1


SERIES "G"
NO. J-2                                                            US$500,000.00

                                  KEYCOM, INC.
                            ZERO-COUPON PARTICIPATING
                      SECURED CONVERTIBLE DEBT CERTIFICATE




THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THERE IS AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


         This Secured Convertible Debt Certificate representing Debt Certificates is a duly authorized issue of Convertible Debt Certificates of KeyCom, Inc., a Delaware corporation authorized to do business within the State of California (the "Issuer"), issued on April 16 , 2001 (the "Issuance Date"), and designated as its Convertible Debt Certificate (the "Debt Certificate").

         This Debt Certificate has been issued under the terms and provisions of the Information Memorandum dated as of between the Issuer and Holders (the "Agreement") and shall be subject to all of the terms and conditions and entitled to all of the benefits thereof.

         The Debt Certificates will be issued without an indenture. The Debt Certificates will (i) be limited to $3 Million aggregate principal amount; (ii) be issued in $200 thousand units representing, in aggregate, 15 units (ii) not be secured by any of the assets of the Issuer except as to transaction cash flow as defined below; (iii) carry no stated maturity date; The Debt Certificates will be exchangeable and convertible and transfers thereof will be registerable at the offices of the the Issuer.

         FOR VALUE RECEIVED, the Issuer promises to pay to:

                            Emergent Financial Group
                             3550 N. Central Avenue
                                Phoenix, AZ 85012


         the registered holders hereof or THEIR REGISTERED ASSIGNS, if any (the "Holders"), the principal sum of:

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                   FIVE HUNDRED THOUSAND DOLLARS ($500,000.00)

         The Debt Certificate is subject to the following additional provisions:

         1. The Debt Certificate is exchangeable for like Debt Certificates in equal aggregate principal amount of authorized denominations, as requested by the Holders surrendering the same, but shall not be issuable in denominations of less than Fifty Thousand Dollars ($50,000.00) (unless such amount represents the remaining principal balance outstanding). The Debt Certificates are exchangeable and transfers thereof will be registerable without charge therefore, but the Issuer may require payment of a sum sufficient to cover any taxes or other governmental charge payable in connection therewith.

         2. This Debt Certificate has been issued subject to investment representations of the original Holders hereof and may be transferred or exchanged only in compliance with the Securities Act and applicable state securities laws and in compliance with the restrictions on transfer provided in the Agreement. Prior to the due presentment for such transfer of this Debt Certificate, the Issuer and any agent of the Issuer may treat the person in whose name this Debt Certificate is duly registered on the Debt Certificate Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Debt Certificate is overdue, and neither the Issuer nor any such agent shall be affected by notice to the contrary. The transferee shall be bound, as the original Holders by the same rep resentations and terms described herein and under the Agreement.

         3. The Legal Holders ("Holders") of this Transaction Debt Certificate shall be entitled to receive an initial royalty of 2.565% of each transaction fee per each XTRAN transaction until such Holders have been paid the aggregate sum of $500,000.00 .

         Following payment of $500,000.00 to the Holders of this Transaction Debt Certificate as described in the paragraph immediately next preceding in full, the initial royalty to which the Holders are entitled shall be reduced to 1.2585% of each transaction fee per XTRAN transaction (the "remainder royalty") in perpetuity. The Holder shall be then be entitled to receive remainder royalty, subject only to such limitation as is hereinafter stated.

         Upon the event of the change from initial royalty to remainder royalty, KeyCom, Inc. will then devote .2180% per transaction per issued Transaction Debt Certificate to the acquisition and placement of additional XTRAN terminals up to a total number of XTRAN terminals in operation of 10,000.

         Remainder royalty due to the Holders of this Transaction Debt Certificate shall be calculated on the basis of XTRAN transactions performed by the first 10,000 XTRAN terminals in operation and no more and no others.

         4. The Holders are entitled at any time upon notice, except as provided herein, subject to prior redemption, to convert the Debt Certificates or portions thereof (which are in integral multiples of $100,000) into Common Shares at an initial conversion price, which is subject to adjustment in certain circumstances as set forth below, equal to a number of shares reflecting the same percentage of the equity of the company as is calculated in determining the annualized net income from the subject debt certificate Holder XTRAN terminals as divisible by the net income of the entire Issuer, in accordance with the following terms and conditions:

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         (a) The Holders may exercise their right to convert the Debt
Certificate by telecopying an executed and completed notice of conversion (the "Notice of Conversion") to the Issuer and delivering the original Notice of Conversion and the original Debt Certificate to the Issuer by express courier. Each Business Day on which a Notice of Conversion is telecopied to and received by the Issuer in accordance with the provisions hereof shall be deemed a "Conversion Date". The Issuer will transmit the certificates representing shares of Common Stock issuable upon conversion of the Debt Certificate (together with the certificates representing the Debt Certificate not so converted) to the Holders via express courier, by electronic transfer (if applicable) or otherwise within five Business Days after the Conversion Date, provided, the Issuer has received the original Notice of Conversion and Debt Certificate being so converted. If the Company has not received the original Notice of Conversion and original Debt Certificate being converted within three Business Days after Conversion Date, then the Issuer shall transmit the certificates representing the shares of Common Stock issuable upon conversion of the Debt Certificate (together with the certificates representing the Debt Certificate not so converted) to the Holders via express courier, by electronic transfer (if applicable) or otherwise within three Business Days after receipt of the original Notice of Conversion and original Debt Certificate being converted. In addition to any other remedies which may be available to the Holders, in the event that the Issuer fails to effect delivery of such shares of Common Stock within (i) five Business Days after receipt of a Notice of Conversion (provided the Issuer has received the original Notice of Conversion and Debt Certificate within three Business Days after the Conversion Date), or (ii) three Business Days after receipt of the original Notice of Conversion and original Debt Certificate being converted if the Issuer has not received the original Notice of Conversion and original Debt Certificate being converted within three Business Days after the Conversion Date, the Holders will be entitled to revoke the Notice of Conversion by delivering a notice to such effect to the Issuer whereupon the Issuer and the Holders shall each be restored to their respective positions immediately prior to delivery of the Notice of Conversion. The Notice of Conversion and Debt Certificate representing the portion of the Debt Certificate converted shall be delivered as follows:

            To the Issuer:

                  KeyCom, Inc.
                  5707 Corsa Avenue, Suite 103
                  Westlake Village, California 91362
                  Attention: Arland Dunn

                  Facsimile: (818) 707-0156

                  Voice:     (818) 707--9466


         or to such other address as may be communicated by the Issuer to the Holders in writing.

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         In the event that the Common Stock issuable upon conversion of the Debt
Certificate is not delivered to the Holders within (i) five Business Days after the Conversion Date (provided the Issuer has received the original Notice of Conversion and Debt Certificate within three Business Days after the Conversion
Date), or (ii) three Business Days after receipt of the original Notice of Conversion and original Debt Certificate being converted if the Issuer has not received the original Notice of Conversion and original Debt Certificate being converted within three Business Days after the Conversion Date (and assuming the Holders have not revoked such Notice of Conversion as permitted above), the Issuer shall pay to the Holders, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each $100,000 principal amount of Debt Certificate sought to be converted, $500 for each of the first ten calendar days, and $1,000 per calendar day thereafter that the shares of Common Stock are not delivered, which liquidated damages shall run from the sixth Business Day after the Conversion Date up until the time that either the Conversion Notice is revoked or the Common Stock is delivered, at which time such liquidated damages shall cease. Any and all payments required pursuant to this paragraph shall be payable only in cash immediately.

         (b) Market Value for this purpose means the figure representing the percentage of net income of the debt certificate terminal as a function of the net income of KeyCom, both annualized, on the date of receipt by the Issuer of the notice of conversion. No adjustment will be made on conversion of any Debt Certificate for interest accrued thereon. The Issuer is not required to issue fractional Shares upon conversion of the Debt Certificates and, in lieu thereof, will round any fractional Share to the nearest Common Share. Where the Debt Certificates are called for redemption, conversion rights will expire at the close of business (California time) on the Business Day prior to the redemption date.

         (c) In the event of a merger or consolidation of the Issuer with another corporation, a capital reorganization or reclassification of the Issuer's capital stock, or sale of all or substantially all of the Issuer's assets that is effected in such a way that holders of the Common Shares are entitled to receive stock, securities or assets (including, without limitation, cash) with respect to or in exchange for Common Shares, then the holders of the outstanding Debt Certificates shall from such point onward have the right thereafter to convert each such Debt Certificate into the kind and amount of stock, securities or assets received by a holder of the number of Common Shares into which such Debt Certificates might have been converted immediately prior to such transaction.

         Debt Certificate Debt Certificate

                  (iii) If any capital reorganization or reclassification of the capital stock of the Issuer, or any consolidation or merger of the Issuer with or into another corporation or other entity, or the sale of all or substantially all of the Issuer's assets to another corporation or other entity shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities, other evidence of equity ownership or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale (except as otherwise provided below in this Section) lawful and adequate provisions shall be made whereby the Holders shall thereafter have the right to receive upon the conversion hereof upon the basis and upon the terms and conditions specified herein, such shares of stock, securities, other evidence of equity ownership or


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assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore receivable upon the conversion of this Debt Certificate under this Section had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and of the number of shares of Common Stock receivable upon the conversion of this Debt Certificate) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, other evidence of equity ownership or assets thereafter deliverable upon the exercise hereof including an immediate adjustment, by reason of such consolidation or merger, of the Conversion Price to the value for the Common Stock reflected, by the terms of such consolidation or merger if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation or merger. Subject to the terms of this Debt Certificate, in the event of a merger or consolidation of the Issuer with or into another corporation or other entity as a result of which the number of shares of common stock of the surviving corporation or other entity issuable to investors of Common Stock, is greater or lesser than the number of shares of Common Stock outstanding immediately prior to such merger or consolidation, then the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock. The Issuer shall not effect any such consolidation, merger or sale, unless, prior to the consummation thereof, the successor corporation (if other than the Issuer) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the Holders, the obligation to deliver to the Holders such shares of stock, securities, other evidence of equity ownership or assets as, in accordance with the foregoing provisions, the Holders may be entitled to receive or otherwise acquire. If a purchase, tender or exchange offer is made to and accepted by the holders of more than fifty (50%) percent of the outstanding shares of Common Stock, the Issuer shall not effect any consolidation, merger or sale with the person having made such offer or with any affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the Holders shall have been given a reasonable opportunity to then elect to receive upon the conversion of this Debt Certificate the amount of stock, securities, other evidence of equity ownership or assets then issuable with respect to the number of shares of Common Stock in accordance with such offer.

                  (iv) In case the Issuer shall, at any time prior to conversion of this Debt Certificate, consolidate or merge with any other corporation or other entity (where the Issuer is not the surviving entity) or transfer all or substantially all of its assets to any other corporation or other entity, then the Issuer shall, as a condition precedent to such transaction, cause effective provision to be made so that the Holders upon the conversion of this Debt Certificate after the effective date of such transaction shall be entitled to receive the kind and, amount of shares, evidences of indebtedness and/or other securities or property receivable on such transaction by the Holders of the number of shares of Common Stock as to which this Debt Certificate was convertible immediately prior to such transaction (without giving effect to any restriction upon such exercise); and, in any such case, appropriate provision shall be made with respect to the rights and interests of the Holders to the end that the provisions of this Debt Certificate shall thereafter be applicable (as nearly as may be practicable) with respect to any shares, evidences of indebtedness or other securities or assets thereafter deliverable upon conversion of this Debt Certificate. Upon the occurrence of any event described in this Subsection (iv), the Holders shall have the right to (i) convert this Debt Certificate immediately prior to such event at a Conversion Price equal to the lesser of (1) the then Conversion Price or (2) the price per share of Common Stock paid in such event, or (ii) retain ownership of this Debt Certificate, in which event, appropriate provisions shall be made so that this Debt Certificate shall be convertible at the Holders' option into shares of stock, securities or other equity ownership of the surviving or acquiring entity.

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                  (v) Whenever the Conversion Price shall be adjusted pursuant to this Section the Issuer shall promptly mail by registered or certified mail, return receipt requested, to the Holders a certificate signed by its President or Vice President and by its Treasurer, or Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Issuer made any determination hereunder), and the Conversion Price after giving effect to such adjustment, and shall cause copies of such certificates to be mailed (by first-class mail, postage prepaid) to the Holders. The Issuer shall make such certificate and mail it to the Holders immediately after each adjustment.

         (d) In the case of any (i) consolidation or merger of the Issuer into any entity (other than a consolidation or merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Issuer), (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of the Issuer as an entirety or substantially as an entirety, or (iii) reclassification, capital reorganization or change of the Common Stock (other than solely a change in par value, or from par value to no par value), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), the holder of this Debt Certificate then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or reclassification by a holder of the number of shares of Common Stock of the Issuer into which such Debt Certificate would have been converted immediately prior to such consolidation, merger, sale, transfer, capital reorganization or reclassification, assuming such holder of Common Stock of the Issuer (A) is not an entity with which the Issuer consolidated or into which such sale or transfer was made, as the case may be ("constituent entity"), or an affiliate of the constituent entity, and (B) failed to exercise his or her rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Issuer held immediately prior to such consolidation, merger, sale or transfer by other than a constituent entity or an affiliate thereof and in respect of which the Issuer merged into the Issuer or to which such rights or election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (4)(d) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a majority of the non-electing shares). If necessary, appropriate adjustment shall be made in the application of the provision set forth herein with respect to the rights and interest thereafter of the Holders, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of this Debt Certificate. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, capital reorganizations and reclassifications. The Issuer shall not effect any such consolidation, merger, sale or transfer unless prior to or simultaneously with the consummation thereof the successor issuer or entity (if other than the Issuer) resulting from such consolidation, merger, sale or transfer shall assume, by written instrument, the obligation to deliver to the Holders such shares of Common Stock, securities or assets as, in accordance with the provisions of this Debt Certificate, such Holders may be entitled to receive under this Debt Certificate.

         (e) The Issuer will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Issuer, but will at all times in good faith assist in the carrying out of all the provisions of this Debt Certificate and in taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders against impairment.

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         In order to fund exercise of the conversion herein granted, Holders of the debt certificates must assign to KeyCom, Inc. such residual rights as a granted to such Holders by the underlying Debt Certificate in a proportion which represents the extent of the exercise of the Conversion.

         5. No provision of this Debt Certificate shall alter or impair the obligation of the Issuer, which is absolute and unconditional, upon an Event of Default (as defined below), to pay the principal of, and interest on this Debt Certificate at the place, time, and rate, and in the coin or currency herein prescribed.

         6. Upon any payment or distribution of the Issuer's assets to creditors on any dissolution, winding up, total or partial liquidation, reorganization or readjustment of the Issuer, whether voluntary or involuntary, or bankruptcy, insolvency, receivership or other proceedings, all principal of and interest due upon the Debt Certificates will be paid before payment to any Shareholder of the Issuer.

         7. COVENANTS. The Issuer may not pay any cash dividends, except as to those regularly owed to the preferred shares, make any cash distribution to Shareholders, or purchase, redeem or otherwise acquire or retire for value any shares of its capital stock or warrants or rights to acquire such stock if, at the time of such declaration, payment, distribution, purchase, redemption, other acquisition or retirement, a Declaration of an Event of Default (as defined below) shall have occurred and is continuing.

         8. EVENTS OF DEFAULT, NOTICE AND WAIVER. Events of Default are defined in the Debt Certificate being (a) a default for 10 days in payment of any interest installment when due, and default in payment of principal when due; and
(b) certain events of bankruptcy, insolvency and reorganization of the Issuer. If an Event of Default shall occur and be continuing, the holders of 25% in principal amount of the outstanding Debt Certificates may declare ("Declaration of an Event of Default") the principal of all of the Debt Certificates to be due and payable. If one or more of the following described "Events of Default" shall occur,

         (a) Any of the representations, covenants, or warranties made by the Issuer herein, or in the Agreement (including all Exhibits annexed thereto) shall have been incorrect when made in any material respect or shall thereafter be determined to be incorrect; or

         (b) The Issuer shall breach, fail to perform, or fail to observe in any material respect any material covenant, term, provision, condition, agreement or obligation of the Issuer under this Debt Certificate (or any other Debt Certificate of the Company held by the Holders), the Security Agreement, the Registration Rights Agreement, and the Agreement, between the parties of even date herewith; or

         (c) A trustee, liquidator or receiver shall be appointed for the Issuer or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) calendar days after such appointment; or

         (d) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Issuer and shall not be dismissed within thirty (30) calendar days thereafter; or

         (e) Bankruptcy reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Issuer and, if instituted against the Issuer, Issuer shall by any action or answer approve of, consent to or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding or such proceedings shall not be dismissed within thirty (30) calendar days thereafter; or

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         Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holders (which waiver shall not be deemed to be a waiver of any subsequent default) or cured as provided herein, at the option of the Holders, and in the Holders' sole discretion, the Holders may consider this Debt Certificate (and all interest through such date) immediately due and payable in cash, without presentment, demand protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and Holders may immediately, and without expiration of any period of grace, enforce any and all of the Holders' rights and remedies provided herein or any other rights or remedies afforded by law (including but not limited to consequential damages if any). It is agreed that in the event of such action, such Holders shall be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys. Nothing contained herein shall limit the rights of the Holders to collect liquidated damages as provided herein or in any other agreement entered into between the Holders and the Issuer, or any other damages that the Holders may otherwise be entitled to under the terms of this Debt Certificate or the Agreement (including any Exhibit annexed thereto).

         9. In case any provision of this Debt Certificate is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debt Certificate will not in any way be affected or impaired thereby.

         10. This Debt Certificate, together with all documents referenced herein, embody the full and entire understanding and agreement between the Issuer and Holders with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. Neither this Debt Certificate nor any terms hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Issuer and the Holders. All capitalized terms not otherwise defined herein shall have the same meaning as given in the Agreement. In the event of any inconsistencies between this Debt Certificate and the Agreement, the Debt Certificate shall control. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Debt Certificate shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Debt Certificate.

         11. This Debt Certificate will be construed and enforced in accordance with and governed exclusively by the laws of the Netherlands AntillesState of California, without reference to principles of conflicts of law.

         12. In the event the Issuer, at any time while this Debt Certificate is outstanding, shall issue any shares of Common Stock (or any instrument convertible into Common Stock), otherwise than: (i) pursuant to options, warrants, or other obligations to issue shares of Common Stock as of the Issuance Date as described in the company's Private Placement Memorandum dated April 16, 2001 the Issuer within six months prior to the Issuance Date, (ii) all shares reserved for issuance pursuant to the Issuer's stock option, incentive,


                                     Page 8
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or other similar plan, which plan and which grant was in effect as of the
Issuance Date and approved by the Board of Directors of the Issuer, or (iii) all shares reserved for issuance pursuant to the Issuer's stock option, incentive, or other similar plan, which plan and which grant has been approved by the Board of Directors of the Issuer ((i), (ii)and (iii) collectively referred to as the "Existing Obligations"), for a consideration less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price shall be amended to add as option number (iii) the resulting quotient from the following formula: (y) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Conversion Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any received by the Issuer upon such issue of additional shares of Common Stock; and (z) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue, with the resulting quotient being the new (iii) in the Conversion Price. Except for the Existing Obligations, and options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Issuer, for the purposes of this adjustment, the issuance of any security of the Issuer carrying the right to convert such security into shares of Common Stock or of any warrant, right, or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon issuance of shares of Common Stock upon the Holders' exercise of its conversion rights.

         13. Upon receipt by the Issuer of evidence of the loss, theft, destruction or mutilation of any Debt Certificate certificate(s), and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Issuer, and upon the cancellation of the Debt Certificate certificate(s), if mutilated, the Issuer shall execute and deliver new certificates for Debt Certificate(s) of like tenure and date.

         14. This Debt Certificate does not entitle the Holders hereof to any voting rights or other rights as a shareholder of the Issuer prior to the conversion into Common Stock thereof, except as provided by applicable law. If, however, at the time of the surrender of this Debt Certificate and conversion the Holders hereof shall be entitled to convert this Debt Certificate, the shares so issued shall be and be deemed to be issued to such Holders as the record owner of such shares as of the close of business on the Conversion Date.

         15. Except as expressly provided herein or as required by law, so long as this Debt Certificate remains outstanding, the Issuer shall not, without the approval by vote or written consent by the Holders, take any action that would adversely affect the rights, preferences or privileges of this Debt Certificate.

         16. The debt certificate is a zero-coupon obligation which carries no right to receive a scheduled payment, any periodic reductions or any maturity date. However, royalties, as described herein, whether initial or remainder, are payable approximately 30 days in arrears once per calendar month as directed by the Holders. Detail explaining royalty payment will accompany such initial or remainder royalty payments made to Holders by virtue of this Debt Certificate.

         17. Option to Sell to Company. In the event of a sale of KeyCom, the legal Holders of Debt Transaction Certificates may elect to retain the Royalties awarded to them by virtue of the Debt Transaction Certificates, or to sell such royalties to KeyCom for a percentage of the acquisition price being paid by the Buyer of KeyCom, at a price which equals the percentage that the size of the Royalty payment made during the last calendar quarter before the Sale bears to the pre-tax profits earned by KeyCom for the same quarter. The resulting percentage shall be applied to t he purchase price of KeyCom as the selling price of the Royalties. As an example, and as an example only, if the Royalty


                                     Page 9
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paid to its beneficiary the sum of $100.00 during the subject calendar quarter,
KeyCom earned a pre-tax profit of $900.00 for the same subject calendar quarter, and the selling price for KeyCom is $100,000.00, the Royalty beneficiary will realize $10,000.00 for sale of the Royalty (10% of the selling price of KeyCom). Option sellers will be paid at closing of the sale of KeyCom, or as they elect in writing. The election to hold or sell Royalties must be made in writing at a reasonable time to be set by Management of KeyCom. All notices in connection with this Option to Sell must be writing, duly delivered.

         18. The Holders of this Transaction Certificate shall have a limited security interest evidenced by a lien on income received by Key-Com from XTRAN transactions to the extent of the obligation created by this Transaction Debt Certificate. There is no minimum and no escrow. KeyCom will begin to expend funds from the date of the sale of the first Debt Certificate.

         IN WITNESS WHEREOF, the Issuer has caused this Convertible Debt Certificate to be duly executed by an officer thereunto duly authorized.


                                             KeyCom, Inc


                                            By /S/ Arland Dunn
                                               ---------------------------------
                                            Name: Arland Dunn
                                            Title: President


Date: August 7, 2001


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